UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported April 4, 2019
NOBILIS HEALTH CORP.
(Exact name of registrant as specified in its charter)

British Columbia	001-37349	98-1188172
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

11700 Katy Freeway, Suite 300, Houston, Texas	77079
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (281) 925-0950
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
On April 4, 2019, Nobilis Health Corp. (the “Company”), an indirect subsidiary, Northstar Healthcare Acquisitions, L.L.C., as Borrower, and certain subsidiary guarantors entered into a Forbearance Agreement (the “Forbearance Agreement ”) with respect to the Company’s Credit Agreement dated October 28, 2016, as amended (the “Credit Agreement”) with BBVA Compass Bank as Administrative Agent, LC Issuing Lender and Swingline Lender and other lenders party thereto (the “Lenders”).
Pursuant to the terms of the Forbearance Agreement, the Administrative Agent and Lenders have agreed that they will forbear, during the Forbearance Period (as defined below), from (a) demanding payment in full of all obligations (including principal, interest, fees, and expense, or any other amount due under the Credit Agreement or other loan documents) and (b) exercising their respective rights and remedies with respect to or arising out of the events of default that occurred as a result of the Borrower under the Credit Agreements (i) failing to comply with financial covenants of the Credit Agreement, (ii) making certain Restricted Payments (collectively (i) and (ii), the “Specified Defaults”), (iii) failing to comply with the requirements of Section 6.12(a) of the Credit Agreement in respect to NHC Network, LLC, (iv) failing to cause Nobilis Vascular Texas, LLC, an indirect subsidiary of the Borrower, to make payments when due under a promissory note (collectively (iii) and (iv), the “Disputed Specified Defaults”), (v) failing to pay a certain demand invoice from the Administrative Agent, delivered to the Borrower on or about March 5, 2019, (vi) failing to comply with the requirements of the Credit Agreement regarding the disposition of equity interest in a former indirect subsidiary, (vii) failing to pay the principal payments that became due on March 29, 2019, under the Credit Agreement, and (viii) failing to pay interest that became due on March 26, 2019, and on March 29, 2019, under the Credit Agreement (collectively (v), (vi), (vii), and (viii) the “Additional Events of Default” and, together with the Specified Defaults and Disputed Specified Defaults, the “Specified Events of Default”).
The forbearance period (the “Forbearance Period”) under the Forbearance Agreement will expire on the earliest to occur of (i) the occurrence of an event of default during the Forbearance Period other than (a) the Specified Events of Default or (b) any event of default that occurs due to the failure of Loan Parties to comply with the certain financial covenants contained in Section 7.11 of the Credit Agreement, (ii) any Loan Parties’ actual knowledge of an event of default (other than Specified Events of Default) that occurred prior to the Forbearance Period and that has not been cured within three business days of a Loan Party obtaining actual knowledge of such event of default and (iii) April 19, 2019.
The forgoing description of the Forbearance Agreement is qualified in its entirety by reference to the full text of the Forbearance Agreement, a copy of which is filed in Exhibit 10.1 to this current report on Form 8-K and is incorporated by reference herein.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits
INDEX TO EXHIBITS

Exhibit
Number	Description of Exhibit

10.1	Limited Conditional Forbearance Agreement dated March 29, 2019

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOBILIS HEALTH CORP.

/s/ Brandon Moreno
Brandon Moreno
Chief Financial Officer

Date: April 9, 2019